Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Amendment No. 4 to the Registration Statement on Form S-1 of Innovative Eyewear, Inc. (the “Company”) of our report dated March 22, 2022, related to the financial statements of the Company as of and for the years ended December 31, 2021 and 2020 and to the reference to us under the heading “Experts” in this Amendment No. 4 to the Registration Statement.

/s/ Cherry Bekaert LLP

Tampa, Florida

March 22, 2022